Exhibit 3.1

                              Article of Amendment
                                       Of
                          Certificate of Incorporation

                            HYBRID FUEL SYSTEMS, INC.
                            -------------------------

        Pursuant for Georgia Business Corporation Code Section 14-2=1006

HYBRID FUEL SYSTEMS, INC. {hereinafter called the "Corporation"} a corporation organized under and by virtue of the Georgia Business Corporation Code, does not hereby certify:

        1.  The  name  of  the  Corporation  is  Hybrid  Fuel  Systems,  Inc.

        2.  The  text  of  each  amendment  as  adopted  as  follows:

Article One of the Articles of Incorporation of the Corporation is replaced by the following:

        3. The foregoing amendment was adopted by the Board of Directors and shareholder action was not required for approval.

        4.  The  Amendment  to  the  Articles  of Incorporation was adopted at a
            Meeting o f  the  Board  of   Directors  held  the  22nd  day  of
            February  2006.

                                   /s/  Mark  Clancy
                                   -----------------
                                   Mark  C.  Clancy
                                   Chief  Executive  Officer
                                   Secretary
                                   Director